Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Form S-8, Post-Effective Amendment No. 2, dated June 17, 2010, to reference our report dated March 31, 2010, relating to the financial statements of PTS, Inc. and its subsidiaries as of December 31, 2009 and 2008.

/s/ Lynda R. Keeton CPA, LLC
Lynda R. Keeton CPA, LLC
Henderson, NV

June 17, 2010